Exhibit 99.1

                       PRO FORMA FINANCIAL INFORMATION OF
                             SNYDER OIL CORPORATION


      The unaudited pro forma condensed consolidated financial statements set forth the financial position of the Company as of March 31, 1996, and the results of operations for the three months ended March 31, 1996, and the year ended December 31, 1995, adjusted for certain significant transactions discussed below. The pro forma financial statements are based upon the assumptions set forth in the accompanying notes to such statements. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances.

      The pro forma financial statements comprise historical financial data that have been retroactively adjusted or combined to reflect the effect of the transactions discussed below on the historical financial statements of the Company. The pro forma condensed consolidated balance sheet at March 31, 1996, and the related pro forma condensed consolidated statement of operations for the three months then ended and the year ended December 31, 1995, were prepared as if the transactions were consummated on March 31, 1996, January 1, 1996, and January 1, 1995, respectively. The pro forma financial statements should be read in conjunction with the related historical financial statements and are not necessarily indicative of the results that would have actually occurred had the transactions been consummated on the dates or for the periods indicated or the results which may occur in the future.

Pro Forma Divested Interests:

      During 1995, the Company sold the majority of its Wattenberg gas facilities in two separate transactions and sold certain oil and gas properties in West Texas for a total of approximately $96.3 million. In May 1996, the Company sold a 45% interest in the Company's Piceance Project for $22 million and a joint venture to further develop the properties was agreed upon. These transactions have been reflected in the accompanying unaudited pro forma condensed consolidated financial statements as "pro forma divested interests."

Pro Forma Acquired Interests:

      Between September and December 1995, the Company consummated several transactions in which 18,220 additional common shares of DelMar Petroleum, Inc. ("DelMar") were acquired (raising the Company's interest from approximately 50% to 65%) primarily in exchange for the Company's common stock. The Company also purchased additional interests in oil and gas properties operated by DelMar, again primarily in exchange for the Company's common stock. In total, the Company issued 1,083,271 shares of common stock at an average price of $12.03 per share. These transactions have been reflected in the accompanying unaudited pro forma condensed consolidated financial statements as "pro forma acquired interests."

Pro Forma GOG Acquisition:

      On May 2, 1996, SOCO consolidated (the "Merger") its Wattenberg operations with Gerrity Oil & Gas Corporation ("GOG"). As a result, SOCO will own 70% of the common stock and the former GOG shareholders will own 30% of the common stock of a new public company which will be known as Patina Oil & Gas Corporation. The Merger will be accounted for by the Company as a purchase of GOG. The Merger has been reflected in the accompanying unaudited pro forma condensed consolidated financial statements as "pro forma GOG acquisition."




                                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                       March 31, 1996
                                                       (In thousands)



                                                                  Pro Forma                    Pro Forma GOG Acquisition
                                                             Divested Interests        ---------------------------------------
                                                          ------------------------        GOG
                                            Historical    Adjustments  Combined(1)     Historical    Adjustments   Combined(2)
                                            ----------    -----------  -----------     ----------    -----------   -----------


ASSETS

Current assets                              $   87,924    $            $    87,924     $    15,308                 $   103,232
Investments                                     34,119                      34,119            -                         34,119
Oil and gas properties, net                    431,285     (17,400)(a)     413,885         293,630    (64,417)(b)      623,033
                                                                                                      (20,065)(d)

Gas processing and transportation
   facilities, net                              18,362      (2,800)(a)      15,562            -                        15,562
Other assets, net                                 -                           -              6,480       (730)(b)       5,750
                                            ----------                  ----------     -----------                 ----------

                                            $  571,690                  $  551,490     $   315,418                 $  781,696
                                            ==========                  ==========     ===========                 ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                         $   78,707                  $   78,707     $    18,689     (7,604)(c) $    89,792
Long-term debt                                 240,161     (22,000)(a)     218,161         117,500     15,884 (b)     359,149
                                                                                                        7,604 (c)
Other noncurrent liabilities                    13,947                      13,947          19,058     (9,465)(b)      23,540
Minority interest                                3,951                       3,951            -        88,605 (b)      92,556

Stockholders' equity
   Preferred stock, $.01 par value                  10                          10               4         (4)(b)          10
   Common stock, $.01 par value                    316                         316             138       (138)(b)         316

   Capital in excess of par value              264,645                     264,645         160,524   (160,524)(b)     264,645
   Retained earnings (deficit)                 (28,777)      1,800 (a)     (26,977)           (495)       495 (b)     (47,042)
                                                                                                      (20,065)(d)

   Common stock held in treasury                (2,715)                     (2,715)           -                        (2,715)
   Foreign currency translation adjustment       1,212                       1,212            -                         1,212
   Unrealized gain (loss) on investments           233                         233            -                           233
                                            ----------                  ----------      ----------                 ----------

      Total stockholders' equity               234,924                     236,724         160,171                    216,659
                                            ----------                  ----------      ----------                 ----------

                                            $  571,690                  $  551,490      $  315,418                 $  781,696
                                            ==========                  ==========      ==========                 ==========

(1) Combined represents historical plus pro forma divested interests.
(2) Combined  represents  historical  plus pro forma  divested  interests plus pro forma GOG acquisition.



                         The  accompanying  notes are an integral  part of these statements.

                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                         For the Three Months Ended March 31, 1996
                                           (In thousands except per share data)






                                                                                                     Pro Forma GOG Acquisition
                                                              Pro Forma Divested Interests    ------------------------------------
                                                              ----------------------------         GOG
                                                 Historical   Adjustments      Combined(1)    Historical  Adjustments  Combined(2)
                                                 ----------   -----------      -----------    ----------  -----------  -----------
Revenues
   Oil and gas sales                             $  36,122     $  (529)(e)     $  35,593      $  12,154                $  47,747
   Gas processing, transportation
      and marketing                                  4,451        (129)(e)         4,322           -                      4,322
   Gains on sales of properties                        (20)                          (20)          -                        (20)
   Other                                             1,166                         1,166            313                   1,479
                                                 ---------                     ---------      ---------               ---------
                                                    41,719                        41,061         12,467                  53,528
                                                 ---------                     ---------      ---------               ---------

Expenses
   Direct operating                                 10,759        (197)(e)        10,562          2,030      (125)(i)    12,861
                                                                                                              394 (j)
   Cost of gas and transportation                    3,696         (52)(e)         3,644           -                      3,644
   Exploration                                         514                           514             59                     573
   General and administrative                        3,868                         3,868          1,678      (964)(i)     4,188
                                                                                                             (394)(j)
   Interest and other                                4,293        (358)(e)         3,935          3,408      (166)(k)     7,177
   Litigation settlement                              -                             -              -                       -
   Depletion, depreciation
      and amortization                              16,771        (407)(f)        16,364          6,677    (1,123)(f)    21,918
                                                 ---------                     ---------      ---------               ---------
                                                    39,901                        38,887         13,852                  50,361
                                                 ---------                     ---------      ---------               ---------

Income (loss) before taxes and
   minority interest                                 1,818                         2,174         (1,385)                  3,167
Provision for (benefit from)
   income taxes                                       (310)                         (310)          (470)      423 (l)      (357)
Minority interest                                     (351)                         (351)           -        (573)(m)      (924)
                                                 ---------                     ---------      ---------               ---------
Net income (loss)                                    1,777                         2,133           (915)                  2,600
Dividends on preferred stock                         1,553                         1,553          1,139    (1,139)(m)     1,553
                                                 ---------                     ---------      ---------               ---------

Net income (loss) applicable
   to common shares                              $     224                     $     580      $  (2,054)              $   1,047
                                                 =========                     =========      =========               =========

Net income per common
   share                                        $       .01                    $     .02                              $     .03
                                                ===========                    ==========                             =========

Weighted average shares
   outstanding                                       31,302                        31,302                                31,302
                                                ===========                    ==========                             =========


(1) Combined represents historical plus pro forma divested interests.
(2) Combined represents historical plus pro forma divested interests plus pro forma GOG acquisition.



                         The  accompanying  notes are an integral  part of these statements.




                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           For the Year Ended December 31, 1995
                                           (In thousands except per share data)





                                                     Pro Forma                Pro Forma               Pro Forma GOG Acquisition
                                                Divested Interests       Acquired Interests     ------------------------------------
                                             ------------------------ ------------------------      GOG
                                  Historical Adjustments  Combined(1) Adjustments  Combined(2)  Historical  Adjustments  Combined(3)
                                  ---------- -----------  ----------- -----------  -----------  ----------  -----------  -----------
Revenues
   Oil and gas sales              $ 144,608  $ (6,449)(e)  $ 138,159   $  4,258(g)  $ 142,417   $  51,513                $ 193,930
   Gas processing, transportation
      and marketing                  38,256   (23,463)(e)     14,793                   14,793        -                      14,793
   Gains on sales of properties      12,254    (8,730)(e)      3,524                    3,524        -                       3,524
   Other                              7,042                    7,042                    7,042       2,347                    9,389
                                  ---------                ---------                ---------   ---------                ---------
                                    202,160                  163,518                  167,776      53,860                  221,636
                                  ---------                ---------                ---------   ---------                ---------

Expenses
   Direct operating                  52,486    (3,528)(e)     48,958        903(g)     49,861       8,366      (500)(i)     59,302
                                                                                                              1,575 (j)
   Cost of gas and transportation    29,374    19,514)(e)      9,860                    9,860        -                       9,860
   Exploration                        8,033      (265)(e)      7,768                    7,768         285                    8,053
   General and administrative        17,680    (1,622)(e)     16,058                   16,058       7,731    (4,705)(i)     17,509
                                                                                                             (1,575)(j)
   Interest and other                27,001    (6,321)(e)     20,680                   20,680      15,333    (1,877)(k)     34,136
   Litigation settlement              4,400                    4,400                    4,400        -                       4,400
   Depletion, depreciation
      and amortization              103,790    (8,880)(f)     94,910      1,975(g)     96,885      30,333    (7,054)(f)    120,164
                                  ---------                ---------                ---------    --------                ---------
                                    242,764                  202,634                  205,512      62,048                  253,424
                                  ---------                ---------                ---------    --------                ---------

Income (loss) before taxes and
   minority interest                (40,604)                 (39,116)                 (37,736)     (8,188)                 (31,788)
Provision for (benefit from)
   income taxes                      (1,345)                  (1,345)                  (1,345)       (215)      879 (l)       (681)
Minority interest                      (572)                    (572)       125(h)       (447)        -      (2,763)(m)     (3,210)
                                  ---------                ---------                ---------    --------                ---------
Net income (loss)                   (39,831)                 (38,343)                 (36,838)     (7,973)                 (34,317)
Dividends on preferred stock          6,210                    6,210                    6,210       4,554    (4,554)(m)      6,210
                                  ---------                ---------                ---------    --------                ---------

Net income (loss) applicable
   to common shares               $ (46,041)               $ (44,553)               $ (43,048)   $ (12,527)              $ (40,527)
                                  =========                =========                =========    =========               =========

Net income (loss) per
   common share                   $   (1.53)               $   (1.48)               $   (1.38)                           $   (1.30)
                                  =========                =========                =========                            =========

Weighted average shares
   outstanding                       30,186                   30,186                   31,269                               31,269
                                  =========                =========                =========                            =========

(1)  Combined represents historical plus pro forma divested interests.
(2)  Combined represents historical plus pro forma divested interests plus pro forma acquired interests.
(3)  Combined represents historical plus pro forma divested interests plus pro forma acquired interests plus pro forma GOG acquisition.



                         The  accompanying  notes are an integral  part of these statements.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited pro forma consolidated financial statements reflect the adjustments described below:

BALANCE SHEET

(a) To reflect the sale of a 45% interest in the Company's Piceance Project with proceeds being used to reduce long-term debt.

(b) To reflect the acquisition of GOG, including the elimination of GOG's capital stock and retained earnings and the recognition of minority interests.

(c) To reflect the refinancing of certain current liabilities under Patina's bank credit facility.

(d) To reflect the excess of fair market value received over the historical value of minority interest sold of approximately $4.7 million and related non-cash tax effects of approximately $24.8 million recognized as a result of the Merger.

STATEMENTS OF OPERATIONS

   Certain items have been excluded in the accompanying pro forma condensed consolidated statements of operations due to their non-recurring nature. These items are adjustments to reflect the excess of fair market value received over the historical value of minority interest sold of approximately $4.7 million and related non-cash tax effects of approximately $24.8 million recognized as a result of the Merger.

(e) To reflect the revenue and expense items attributable to the divested interests.

(f) To adjust depletion, depreciation and amortization to the amount which would have been provided.

(g)  To  reflect  the  revenue,   direct   operating   expenses  and  depletion,
     depreciation and amortization attributable to the acquired interest.

(h) To reflect the earnings attributable to the purchase of additional common shares of a consolidated subsidiary.

(i) To reflect the reduction in direct operating and general and administrative expenses that result from the elimination of redundant personnel, lease space and other corporate services.

(j) To conform the financial statement presentation by GOG of various overhead charges and recoveries on a basis consistent with that of SOCO.

(k) To adjust interest expense to reflect the refinancing or payment of $33.3 million of GOG's 11.75% Senior Subordinated Notes and certain other obligations. Under the terms of GOG's Senior Subordinated Notes, GOG is obligated to purchase any Notes put to GOG at a price of 101% of the principal amount thereof upon certain asset sales or dispositions. For each $10 million change in the amount of Notes refinanced, pro forma interest expense and income from continuing operations would change by $119,000 and $77,000 for the three months ended March 31, 1996 and by $475,000 and $308,000 for the year ended December 31, 1995, respectively.

(l) To record the estimated consolidated provision for income taxes to reflect the anticipated effective income tax rates of both the Company and its subsidiary which will be consolidated for financial reporting purposes but not for tax purposes.

(m) To reflect minority interests of Patina's (formerly GOG's) minority shareholders.